Exhibit 99.4

Selected Financial Data
Air Transport Services Group, Inc. and Omni Air International LLC
Unaudited Pro Forma Condensed Combined Financial Statements

1.	Description of Transaction
As previously announced on October 2, 2018, Air Transport Services Group, Inc. ("ATSG") entered into an agreement to acquire Omni Air International LLC, a passenger airline, along with related entities Advanced Flight Services, LLC; Omni Aviation Leasing, LLC; and T7 Aviation Leasing, LLC (referred to collectively herein as "Omni"). ATSG agreed to purchase Omni for cash payments totaling $845 million plus adjustments for Omni's cash balances and working capital at the time of the transaction closing. ATSG completed the acquisition of Omni on November 9, 2018 for cash consideration of $867 million. ATSG funded the all-cash acquisition by amending its senior credit agreement to issue a new term loan for $675.0 million, drawing $180.0 million from its revolving credit facility and using its available cash.
The following unaudited pro forma condensed combined financial statements are based on ATSG’s historical consolidated financial statements and Omni’s historical consolidated financial statements as adjusted to give effect to the acquisition of Omni by ATSG. The unaudited pro forma condensed combined balance sheet as of September 30, 2018, gives effect to the acquisition as if it occurred on September 30, 2018. The unaudited pro forma condensed combined statements of earnings for the nine months ended September 30, 2018 and the year ended December 31, 2018, give effect to the acquisition as if it occurred on January 1, 2017.
The unaudited pro forma condensed combined financial information included in this report reflecting the combination of ATSG and Omni is provided for informational purposes only. The pro forma information is not necessarily indicative of what ATSG's results of operations would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

Selected Financial Data
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2018
(in thousands)

	ATSG (a)	Omni (b)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,462	$37,603	$(54,669)	(c, d, g)	$26,396
Restricted Cash	—	2,580	—		2,580
Accounts receivable, net of allowance of $1,014 in 2018	93,662	45,804	—		139,466
Inventory	24,412	9,502	(2,382)	(e)	31,532
Prepaid supplies and other	15,698	1,827	—		17,525
TOTAL CURRENT ASSETS	177,234	97,316	(57,051)		217,499
Property and equipment, net	1,226,500	171,053	161,175	(e)	1,558,728
Lease incentive	68,006	—	—		68,006
Goodwill and acquired intangibles	43,710	—	499,698	(d, f, i)	543,408
Other assets	37,618	1,386	5,774	(h)	44,778
TOTAL ASSETS	$1,553,068	$269,755	$609,596		$2,432,419
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$101,205	$22,583	$—		$123,788
Accrued salaries, wages and benefits	31,416	11,148	—		42,564
Accrued expenses	11,387	672	—		12,059
Current portion of debt obligations	14,860	13,162	(505)	(c, d)	27,517
Customer deposits and unearned revenue	15,204	4,817	—		20,021
TOTAL CURRENT LIABILITIES	174,072	52,382	(505)		225,949
Long term debt	527,226	74,021	758,783	(c, d)	1,360,030
Stock warrant obligations	186,093	—	—		186,093
Post-retirement obligations	29,355	—	—		29,355
Other liabilities	46,334	—	—		46,334
Deferred income taxes	119,289	—	(1,204)	(g)	118,085
TOTAL LIABILITIES	1,082,369	126,403	757,074		1,965,846

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—	—		—
Common stock, par value $0.01 per share; 110,000,000 shares authorized; 59,080,387 shares issued and outstanding in 2018	591	—	—		591
Additional paid-in capital	470,676	—	—		470,676
Retained earnings (accumulated deficit)	60,381	—	(4,126)	(g)	56,255
Accumulated other comprehensive loss	(60,949)	—	—		(60,949)
Members' equity	—	143,352	(143,352)	(h, i)	—
TOTAL STOCKHOLDERS’ EQUITY	470,699	143,352	(147,478)		466,573
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,553,068	$269,755	$609,596		$2,432,419

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Selected Financial Data
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
For the Nine Months Ended September 30, 2018
(in thousands, except share data)

	ATSG (a)	Omni (b)	Pro Forma Adjustments		Pro Forma Combined
REVENUES	$611,566	$354,366	$(3,863)	(c)	$962,069
OPERATING EXPENSES
Salaries, wages and benefits	216,173	70,232	(2,294)	(c, d)	284,111
Depreciation and amortization	124,825	44,550	7,933	(e)	177,308
Maintenance, materials and repairs	107,152	11,957	(372)	(c)	118,737
Fuel	17,682	73,802	—		91,484
Contracted ground and aviation services	7,464	36,960	—		44,424
Travel	20,823	32,188	—		53,011
Landing and ramp	3,670	5,080	—		8,750
Rent	10,264	5,327	—		15,591
Insurance	4,473	1,419	—		5,892
Other operating expenses	20,672	17,297	—		37,969
	533,198	298,812	5,267		837,277
OPERATING INCOME	78,368	55,554	(9,130)		124,792
OTHER INCOME (EXPENSE)
Interest income	144	406	—		550
Non-service component of retiree benefit costs	6,135	—	—		6,135
Net gain (loss) on financial instruments	28,707	—	—		28,707
Loss from non-consolidated affiliate	(7,600)	—	—		(7,600)
Other income	—	2,455	—		2,455
Interest expense	(16,336)	(1,823)	(30,420)	(f)	(48,579)
	11,050	1,038	(30,420)		(18,332)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	89,418	56,592	(39,550)		106,460
INCOME TAX EXPENSE	(16,339)	—	(3,848)	(g)	(20,187)
EARNINGS FROM CONTINUING OPERATIONS	73,079	56,592	(43,398)		86,273
EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAXES	536	—	—		536
NET EARNINGS	$73,615	$56,592	$(43,398)		$86,809

BASIC EARNINGS PER SHARE
Continuing operations	$1.24				$1.47
Discontinued operations	0.01				0.01
TOTAL BASIC EARNINGS PER SHARE	$1.25				$1.48

DILUTED EARNINGS PER SHARE
Continuing operations	$0.71				$0.90
Discontinued operations	0.01				0.01
TOTAL DILUTED EARNINGS PER SHARE	$0.72				$0.91

WEIGHTED AVERAGE SHARES
Basic	58,773				58,773
Diluted	68,629				68,629

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Selected Financial Data
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
For the Year Ended December 31, 2017
(in thousands, except share data)

	ATSG (a)	Omni (b)	Pro Forma Adjustments		Pro Forma Combined
REVENUES	$1,068,200	$357,886	$(263)	(c)	$1,425,823
OPERATING EXPENSES
Salaries, wages and benefits	276,106	69,140	416	(c, d)	345,662
Depreciation and amortization	154,556	52,814	10,578	(e)	217,948
Maintenance, materials and repairs	141,575	16,379	(25)	(c)	157,929
Fuel	149,579	72,131	—		221,710
Contracted ground and aviation services	147,092	38,359	—		185,451
Travel	27,390	32,435	—		59,825
Landing and ramp	22,271	5,742	—		28,013
Rent	13,629	7,531	—		21,160
Insurance	4,820	1,513	—		6,333
Other operating expenses	31,782	22,534	—		54,316
	968,800	318,578	10,969		1,298,347
OPERATING INCOME	99,400	39,308	(11,232)		127,476
OTHER INCOME (EXPENSE)
Interest income	116	89	—		205
Non-service component of retiree benefit costs	(6,105)	—	—		(6,105)
Net gain (loss) on financial instruments	(79,789)	—	—		(79,789)
Loss from non-consolidated affiliate	(3,135)	—	—		(3,135)
Other income	—	2,041			2,041
Interest expense	(17,023)	(2,077)	(40,560)	(f)	(59,660)
	(105,936)	53	(40,560)		(146,443)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(6,536)	39,361	(51,792)		(18,967)
INCOME TAX (EXPENSE)	28,276	—	4,351	(g)	32,627
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	21,740	39,361	(47,441)		13,660
EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES	(3,245)	—	—		(3,245)
NET EARNINGS (LOSS)	$18,495	$39,361	$(47,441)		$10,415

BASIC EARNINGS (LOSS) PER SHARE
Continuing operations	$0.37				$0.23
Discontinued operations	(0.06)				(0.05)
TOTAL BASIC EARNINGS PER SHARE	$0.31				$0.18

DILUTED EARNINGS (LOSS) PER SHARE
Continuing operations	$0.36				$0.23
Discontinued operations	(0.05)				(0.06)
TOTAL DILUTED EARNINGS PER SHARE	$0.31				$0.17

WEIGHTED AVERAGE SHARES
Basic	58,907				58,907
Diluted	59,686				59,686
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Selected Financial Data
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

Note 1. Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information is based on ATSG's and Omni's historical consolidated financial statements and adjustments to give effect to the acquisition of Omni. The unaudited pro forma condensed combined balance sheet as of September 30, 2018 gives effect to the acquisition as if it occurred on September 30, 2018. The unaudited pro forma condensed combined statement of earnings for the nine months ended September 30, 2018 and the year ended December 31, 2018, give effect to the acquisition as if it occurred on January 1, 2017.
Certain Omni balances have been reclassified in the accompanying financial statements to conform to ATSG's presentation. These reclassifications had no impact on Omni's historically reported total assets, total liabilities, revenues, operating income or net income.
Under generally accepted accounting standards, the total estimated purchase price of a business acquisition is allocated to the acquired tangible and intangible assets and liabilities based on their fair values as of date of the acquisition. The allocation of the purchase price to specific assets and liabilities is based, in part, upon internal estimates of assets and liabilities and independent appraisals for aircraft. ATSG is in the process of refining its internal estimates and finalizing independent valuations for certain assets and liabilities; therefore, the allocation of the purchase price is preliminary and the final allocation may differ materially.
Note 2. Provisional Purchase Price Allocation
The acquisition of Omni by ATSG is reported in accordance with Accounting Standards Codification 805, Business Combinations, in which the total purchase price is allocated to Omni’s tangible and intangible assets based on their estimated fair values as of the date of the acquisition. Based on the preliminary valuations and subject to Omni's results of operations and changes in net assets through the acquisition date on November 9, 2018, the following table summarizes estimated fair values of the assets acquired and liabilities assumed (in thousands) for the consideration paid:

Cash	$40,183
Accounts receivable	45,804
Other current assets	8,947
Other assets	7,160
Intangibles	140,000
Goodwill	359,698
Property and equipment	332,228
Current liabilities	(34,403)
Customer deposits	(4,817)

Pro forma net assets acquired, September 30, 2018	$894,800
Due to the results of Omni's operations and the changes in its net assets after September 30, 2018, the estimated value of net assets acquired at November 9, 2018, the acquisition closing date, was $867 million.
Property and equipment acquired includes the engines and airframes of eight Boeing 767 and three Boeing 777 passenger aircraft owned by Omni and leasehold improvements for two Boeing 767 aircraft under operating leases. The fair values assigned to the acquired aircraft were derived from market comparisons with the assistance of an independent appraiser. Depreciation expense of property and equipment is provided on a straight-line basis over the lesser of the asset’s remaining useful life or lease term. The estimated remaining life of these airframes range between seven and sixteen years. The estimated life of the airframes and engines include ATSG's intent to convert a portion of Omni's passenger aircraft to freighter aircraft after the aircraft are no longer used for passengers. The value of major airframe maintenance and engine overhauls are depreciated over the useful life of the overhaul. Intangible assets consisted of $134.0 million for customer relationships and $6.0 million for airline certificates. The value assigned to

Omni's customer relationships was determined by discounting the estimated cash flows associated with the existing customers as of the acquisition date, taking into consideration expected attrition of the existing customer base. The estimated cash flows were based on revenues for those existing customers, net of operating expenses and net contributory asset charges associated with servicing those customers. The estimated revenues were based on revenue growth rates and customer renewal rates. Operating expenses were estimated based on the supporting infrastructure expected to sustain the assumed revenue levels. The customer relationship intangibles are estimated to amortize over seven to twenty years on a straight-line basis and airline certificates have indefinite lives and therefore are not amortized.
Note 3. Pro Forma Adjustments
The unaudited pro forma condensed combined financial information was prepared pursuant to the rules and regulations of the Securities and Exchange Commission including Article 11 of the Regulation S-X. The information was prepared to reflect adjustments that are 1) directly attributable to the acquisition, 2) factually supportable and 3) expected to have a continuing impact on the combined results. Pro forma adjustments are necessary to reflect the purchase price, to adjust Omni's tangible and intangible assets to a preliminary estimate of the fair values of those assets and to reflect the amortization expense related to the estimated amortizable intangibles. Pro forma adjustments include the effects of borrowing funds to finance the acquisition and related interest expense.

Balance sheet adjustments
The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet are as follows:

(a)	ATSG's historical condensed consolidated balance sheet as of September 30, 2018.

(b)	Omni's historical condensed consolidated balance sheet as of September 30, 2018, reclassified to conform to ATSG's presentation.

(c)
Reflects proceeds of $675.0 million from ATSG's issuance of an unsubordinated term loan due in 2023 and $180.0 million from the draw of ATSG's revolving credit facility, less loan origination costs of $9.5 million. The current portion of debt obligations reflects term loan principle payments of $4.2 million per quarter beginning in March 2019.

(d)
Reflects $807.6 million of cash consideration to acquire Omni from its owners and $87.2 million for the retirement of its debt as of September 30, 2018. The pro forma cash consideration is more than the final cash acquisition price because Omni was holding more working capital, including cash, as of September 30, 2018 compared to the acquisition date.

(e)
Reflects the estimated adjustment to record Omni's property and equipment at its provisional fair value of $332.2 million, an increase of $161.2 million, due primarily to strong market demand for Boeing 767 aircraft. Reflects the estimated adjustment of $2.4 million to reduce Omni's inventory of parts related to previous aircraft to fair value.

(f)
Reflects the estimated value of goodwill based on net assets acquired as if the acquisition had occurred on September 30, 2018. The difference between the amount recorded on a pro forma basis and the actual preliminary balance as of the acquisition date is the result of changes in the net assets of Omni between September 30, 2018 and November 9, 2018.

(g)	Reflects payment of $5.3 million for transaction-related professional fees and the related tax effects.

(h)	Reflects the capitalization of $5.5 million of previously expensed lease maintenance deposits for aircraft under lease.

(i)	Reflect the elimination of Omni’s members' equity accounts.

Statement of earnings adjustments
The pro forma adjustments included in the unaudited pro forma condensed combined statement of earnings are as follows:

(a)	ATSG's historical condensed consolidated statement of earnings for the year ended December 31, 2017 and the nine months ended September 30, 2018.

(b)
Omni's historical consolidated statement of operations for the year ended December 31, 2017 and condensed consolidated statement of earnings for the nine months ended September 30, 2018, receptively, reclassified to conform to ATSG's presentation.

(c)	Adjustments to eliminate transactions between ATSG and Omni during the year ended December 31, 2017 and the nine months ended September 30, 2018.

(d)
Adjustments to reflect additional compensation expense of $0.6 million and $0.5 million for the year ended December 31, 2017 and the nine months ended September 30, 2018, respectively, resulting from ATSG stock awards issued to executives of Omni in conjunction with ATSG's executive compensation plans.

(e)
Adjustment to reflect estimated additional depreciation and amortization expense of $10.6 million and $7.9 million for the year ended December 31, 2017 and the nine months ended September 30, 2018, respectively, resulting primarily from the fair value adjustments to Omni’s intangible assets. Pro forma combined depreciation expense for the periods presented reflect the increased fair values of the aircraft acquired and longer useful lives of the aircraft, indicative of ATSG's polices and intent to modify certain aircraft to freighters as an aircraft is removed from passenger service.

(f)
Adjustment to reflect additional interest expense and amortization of debt issuance costs for the year ended December 31, 2017 and the nine months ended September 30, 2018, related to the combined $855 million from an unsubordinated term loan and revolving facility draws using the prevailing rates of 4.57%.

(g)
Adjustment to apply the statutory tax rate of ATSG to the pre-tax earnings of Omni and the pro forma adjustments for the year ended December 31, 2017 and the nine months ended September 30, 2018. Omni had historically elected to be treated as pass-through entities for income tax purposes. Accordingly, no provision for income taxes had been made in Omni's consolidated statements of earnings. ATSG's tax rate was 35% for 2017 and 22.58% for the first nine months of 2018.